EXHIBIT 5.6
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[GRAPHIC OMITTED]
[LOGO NETHERLAND, SEWELL & ASSOCIATES, INC.]



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as at January 1, 2004, in the registration statement on Form F-9 of EnCana Corporation (File No. 333-118737).


                                    NETHERLAND, SEWELL & ASSOCIATES, INC.


                                    By: /s/ Frederic D. Sewell
                                        -----------------------------
                                        Frederic D. Sewell
                                        Chairman and Chief Executive Officer



Dallas, Texas
September 16, 2004